UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2010
LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street Boston MA	02108

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 423-3644
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          In connection with the proposed initial public offering of the common stock of LPL Investment Holdings Inc. (the “Company”), the Company is filing the following documents, each to be effective upon the consummation of the offering:
•	the Company’s Second Amended and Restated Bylaws and

•	a specimen common stock certificate.
          The compensation committee of the Board of Directors also approved the LPL Financial Corporation Executive Severance Plan (the “Severance Plan”) and employment agreements with each of the following executive officers of the Company, the terms of each of which are described in the Company’s registration statement filed on June 4, 2010, as amended: Mark S. Casady; Esther M. Stearns; Stephanie L. Brown; William E. Dwyer III; and Robert J. Moore. The Severance Plan and employment agreements will become effective upon consummation of the offering.
          Each of the documents or agreements described above are filed as exhibits to the Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

3.1	The Company’s Second Amended and Restated Bylaws to be effective upon the consummation of the offering.

4.1	Specimen common stock certificate.

10.1	Amended and Restated Executive Employment Agreement among Mark S. Casady, the Company, LPL Holdings, Inc. and LPL Financial Corporation to be effective upon the consummation of the offering.

10.2	Amended and Restated Executive Employment Agreement among Esther M. Stearns, the Company, LPL Holdings, Inc. and LPL Financial Corporation to be effective upon the consummation of the offering.

10.3	Amended and Restated Executive Employment Agreement among Stephanie L. Brown, the Company, LPL Holdings, Inc. and LPL Financial Corporation to be effective upon the consummation of the offering.

10.4	Amended and Restated Executive Employment Agreement among William E. Dwyer III, the Company, LPL Holdings, Inc. and LPL Financial Corporation to be effective upon the consummation of the offering.

10.5	Executive Employment Agreement among Robert J. Moore, the Company, LPL Holdings, Inc. and LPL Financial Corporation to be effective upon the consummation of the offering.

10.6	LPL Financial Corporation Executive Severance Plan to be effective upon the consummation of the offering.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.
By:	/s/ Robert J. Moore
	Name:	Robert J. Moore
	Title:	Chief Financial Officer

Dated: July 23, 2010